SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to 240.14a-12

AMG FUNDS I

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To shareholders of AMG Boston Common Global Impact Fund and AMG Veritas Global Real Return Fund:

We need your help to provide lower fees and better managers for your Fund(s), and to continue to generate strong investment returns for you. Please vote “FOR” on the WHITE proxy card today.

What Shareholders Need to Know

As announced on March 22, 2021, AMG Funds’ Board of Trustees decided that it is in the best interests of shareholders to move funds formerly subadvised by Friess Associates to the AMG Boston Common Global Impact Fund, managed by Boston Common Asset Management LLC, and the AMG Veritas Global Real Return Fund, managed by Veritas Asset Management LLP, respectively, both Affiliates of AMG Funds.

In addition to a lower net expense ratio, shareholders are expected to benefit from a higher-quality manager through each of the Global Impact Fund, which employs a sustainable investment strategy and has broader investment mandates, and the Global Real Return Fund, which aims to deliver long-term real returns to clients. Given the quality, long-term investment track records, and strength of Boston Common and Veritas as proven asset managers, we expect each of these funds to produce better risk-adjusted performance over time.

The leading independent proxy advisory firms ISS and Glass Lewis have both recommended that shareholders vote “FOR” the new subadvisory agreements between AMG Funds and each of Boston Common and Veritas.

As you may be aware, Friess Associates, the previous subadviser to the Funds, is trying to convince you to vote against the appointment of Boston Common and Veritas because Friess Associates has a self-interested agenda that may harm all other shareholders. You will receive materials from “Friess Associates, LLC 401(k) Retirement Plan” urging you to vote against the proposals.

A failure to vote “FOR” on the WHITE proxy card would likely result in negative consequences, including taxable distributions, for you. A vote “AGAINST” the appointment of Boston Common and Veritas will not result in the re-appointment of Friess Associates.

We urge you to ignore Friess and vote “FOR” strong subadvisers, in Boston Common and Veritas, at a lower net expense ratio, on the WHITE proxy card. We recommend that you discard every gold card that you receive.

Please Vote FOR on the WHITE Proxy Card Today – Online, By Phone, or By Mail

Your vote is extremely important, no matter how many shares you own. You can vote using one of the following easy options:

By telephone: Call this toll-free number, 1-877-478-5043, and follow the touchtone instructions

By internet: Please refer to your WHITE proxy card for online voting instructions

By mail: Complete, sign, and date the WHITE proxy card you received and return in the self-addressed, postage-paid envelope

Please vote and make your voice heard by May 17, 2021. If you have any questions or would like to receive another copy of your Fund’s proxy statement, please contact AST Fund Solutions at 1-877-478-5043. You can also view your Fund’s proxy statement online at: www.amgfunds.com/BostonCommonAndVeritasProxy